EXHIBIT 99.1

Inuvo Reports 2009
Fourth Quarter and Year End Financial Results

CLEARWATER, FL – March 30, 2010 – Inuvo™, Inc. (NYSE Amex: INUV), a company focused on bringing the power of predictive modeling to the world of performance-based advertising, announced today its financial results for the fourth quarter and year ended December 31, 2009.

Richard K. Howe, our Chief Executive Officer stated, “2009 was a year of change for Inuvo. We refinanced debt, raised capital, sold businesses, exited businesses, consolidated operations, rebranded the company and managed through the impact of a recession.  Concurrently, we also built a talented team, focused on technological differentiation and launched a platform that will serve as the cornerstone of our data and analytics driven online marketing vision.  We believe we have made progress towards our goal to use the best of the businesses of the past to build the Inuvo of the future.”

Fourth Quarter Financial Highlights:

●
Fourth quarter 2009 net revenue from continuing operations improved 1% to approximately $13.0 million as compared to approximately $12.9 million in the prior quarter. Net revenue decreased 20% for fiscal year 2009 to approximately $51.7 million compared to approximately $64.7 million for fiscal year 2008.

●	Gross profit for the fourth quarter of 2009 was approximately $4.6 million or 35% of net revenue compared to approximately $4.8 million or 32% of net revenue for the fourth quarter of 2008.
●
Adjusted EBITDA for the fourth quarter of 2009 was approximately $0.9 million as compared to zero  for the comparable period in 2008 and improved by approximately $1.3 million compared to approximately $(0.4) million in the prior quarter.

●
The net loss for the fourth quarter of 2009 was approximately $1.8 million or $0.03 per share, compared to a net loss of approximately $42.2 million or $0.64 per share in the comparable period in 2008.  The net loss includes an impairment charges from the write-off of intangible assets of approximately $0.8 million and approximately $35.6 million in the fourth quarters of 2009 and 2008, respectively.

●	The net cash provided by operating activities for fiscal year 2009 was approximately $4.7 million compared to approximately $6.1 million for fiscal year 2008.
●
The borrowing under the Wachovia credit facility was reduced by approximately $1.8 million during fiscal year 2009 from approximately $9.9 million at December 31, 2008 to approximately $8.1 million at December 31, 2009.

Operating Results by Segment

Net Revenue By Segment
Fourth Quarters Ended December 31,
(in Thousands)

			Change
Segment	2009	2008	$	%
Exchange	$7,364	$9,208	$(1,844)	-20.0%
Direct	5,675	5,591	84	1.5%
Total Net Revenue	$13,039	$14,799	$(1,760)	-11.9%

Gross Profit By Segment
Fourth Quarters Ended December 31,
(in Thousands)

			Change
Segment	2009	2008	$	%
Exchange	$2,286	$2,780	$(494)	-17.8%
Direct	2,307	1,995	312	15.6%
Total Net Revenue	$4,593	$4,775	$(182)	-3.8%

Net Revenue By Segment
Years Ended December 31,
(in Thousands)

			Change
Segment	2009	2008	$	%
Exchange	$28,842	$30,967	$(2,125)	-6.9%
Direct	22,813	33,771	(10,958)	-32.4%
Total Net Revenue	$51,655	$64,738	$(13,083)	-20.2%

Gross Profit By Segment
Years Ended December 31,
(in Thousands)

			Change
Segment	2009	2008	$	%
Exchange	$7,597	$10,159	$(2,562)	-25.2%
Direct	8,875	13,271	(4,396)	-33.1%
Total Net Revenue	$16,472	$23,430	$(6,958)	-29.7%

Reconciliation of Net Loss to Adjusted EBITDA

In addition to disclosing financial results in accordance with United States generally accepted accounting principles (GAAP), the Company’s earnings release contains the non-GAAP financial measure “Adjusted EBITDA”.

Adjusted EBITDA is not a measure of performance defined in accordance with GAAP. However, management believes that Adjusted EBITDA is useful to investors in evaluating the Company’s performance because Adjusted EBITDA is a commonly used financial analysis tool for measuring and comparing companies in the Company’s industry in areas of operating performance.

Management believes that the disclosure of Adjusted EBITDA offers an additional view of the Company’s operations that, when coupled with the GAAP results and the reconciliation to GAAP net loss, provides a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business.

We present Adjusted EBITDA as a supplemental measure of our performance.  We defined Adjusted EBITDA as net loss plus (i) interest expense, net, (ii) provision for taxes, and (iii) depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance.  These further adjustments are itemized below.  You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis.  In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same or similar to some of the adjustments in the presentation.  Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

(Amounts in thousands)
	Fourth Quarters Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008

Net Loss	$(1,808)	$(42,236)	$(5,391)	$(82,850)
Interest, net	292	155	835	726
Taxes	-	4,751	-	(3,026)
Depreciation	501	582	1,978	2,040
Amortization	923	1,318	3,725	6,171
Stock Based Compensation	138	(118)	435	268
Settlement	-	-	-	(628)
Asset Impairment	849	35,565	849	80,624
Total Adjusted EBITDA	$895	$17	$2,431	$3,325

Adjusted EBITDA By Segment
Exchange	$678	$778	$2,786	$3,005
Direct	246	155	2,554	6,005
Discontinued Operations	40	582	1,607	470
Corporate	(69)	(1,498)	(4,516)	(6,155)
Total Adjusted EBITDA	$895	$17	$2,431	$3,325

The following is information excerpted from the Company’s consolidated financial statements for the periods ended and as of December 31, 2009 and 2008.  Please refer to the Company’s consolidated financial statements filed with the Securities and Exchange Commission for complete consolidated financial statements and notes thereto.  The financial information is presented in thousands of dollars, except per share data.

	Fourth Quarters Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008
		(as restated)		(as restated)
Revenue	$13,039	$14,799	$51,655	$64,738

Gross Profit	4,593	4,775	16,472	23,430

Gross Margin Rate	35.2%	32.3%	31.9%	36.2%

Operating Expenses	5,065	7,153	21,456	28,292

Other Expense, net	1,376	34,906	2,015	63,169

Income (Loss) from Discontinued Operations, net	40	(867)	1,607	(18,057)

Net Loss	$1,808	$42,236	$5,391	$82,850

Net Loss Per Share (Basic and Diluted)	$0.03	$0.64	$0.08	$1.24

	December 31, 2009	December 31, 2008
		(as restated)
Current Assets	$13,010	$11,522
Non-Current Assets	12,815	16,519

Total Assets	25,825	28,041

Current Liabilities	11,143	10,596
Non-Current Liabilities	6,458	9,057
Stockholders’ Equity	8,224	8,388

Total Liabilities and Stockholders’ Equity	$25,825	$28,041

Detail of Significant Balance Sheets Accounts:
Cash	$4,843	$360
Restricted Cash	638	992
Accounts Receivable, net	4,811	7,298
Unbilled Revenue	180	505

Accounts Payable	4,598	5,345
Accrued Expenses and Other Current Liabilities	1,757	1,587
Deferred Revenue	550	354
Note Payable:
Current	2,324	1,649
Non-Current	5,787	8,266
Total Note Payable	$8,111	$9,915

Conference Call Information

The Company will host a conference call tomorrow Wednesday, March 31, 2010 at 11:00 a.m. Eastern Time. Participants can access the call by dialing 888-669-0684 (domestic) or 201-604-0469 (international). In addition, the call will be webcast on the Investor Relations section of the Company's website at www.inuvo.com where it will also be archived for 45 days. A telephone replay will be available through May 15, 2010.

To access the replay, please dial 888-632-8973 (domestic) or 201-499-0429 (international). At the system prompt, enter the code 21345803 followed by the # sign.  Playback will automatically begin.

About Inuvo™, Inc.

Inuvo is focused on simplifying the world of performance-based advertising. Through the Inuvo Platform, advertisers and publishers directly connect to ensure maximum return from marketing efforts including search, affiliate, lead generation or email initiatives. Within one transparent and flexible Platform, advertisers and publishers alike are in control, creating an efficient and cost-effective market for all. To find out more about how you can work with Inuvo and the Inuvo Platform, please visit www.inuvo.com.

Comparable companies include: ValueClick, Inc. (VCLK), Marchex, Inc. (MCHX), InterCLICK, Inc. (ICLK), LookSmart, Ltd. (LOOK), and Local.com Corp. (LOCM).

Contact
Inuvo, Inc.
Gail Babitt, Chief Financial Officer
727-324-0176
gail.babitt@inuvo.com

Investor Relations
Genesis Select Corporation
Budd Zuckerman, President
303-415-0200 ext 106
bzuckerman@genesisselect.com

Cautionary Note Regarding Forward Looking Statements

Certain statements in this document and elsewhere by Inuvo are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Inuvo undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Inuvo's filings with the Securities and Exchange Commission.

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